                                                                     EXHIBIT 5.1


                                [GD&C Letterhead]

                                February 25, 2000



(949) 451-3800                                                     C 51286-00036


La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California  92121

         Re: Registration Statement on Form S-3 of La Jolla Pharmaceutical
             Company

Ladies and Gentlemen:

         We refer to the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of 4,040,000 shares of the Corporation's common stock, par value $ 0.01 per share (the "Shares") issued by the Corporation pursuant to that certain Stock Purchase Agreement, dated February 10, 2000, by and between the Corporation and the purchasers listed on Schedule A thereto (the "Stock Purchase Agreement").

         For purposes of rendering this opinion, we have examined the originals or certified copies of such corporate records, certificates of officers of the Corporation and/or public officials and such other documents, including the Stock Purchase Agreement, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

         Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

         This opinion is limited to the General Corporation Law of the State of Delaware and United States federal law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /s/ GIBSON, DUNN & CRUTCHER LLP
                                            ------------------------------------
                                            GIBSON, DUNN & CRUTCHER LLP